                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

                                 AS OF DECEMBER 31, 2002

SUBSIDIARIES OF DOUBLECLICK INC.

DoubleClick Finance Corp. (Delaware)
DoubleClick Real Property LLC (Delaware)
DoubleClick International Internet Advertising Limited (Ireland)
DoubleClick International Asia Holding NV (Netherlands Antilles)
Protagona plc (United Kingdom)
Abacus Direct Europe BV (Netherlands)

WHOLLY-OWNED OF DOUBLECLICK INTERNATIONAL INTERNET ADVERTISING LIMITED (IRELAND)

DoubleClick International TechSolutions Limited (Ireland)
DoubleClick Deutschland GmbH (Germany)
DoubleClick France SAS (France)
DoubleClick Espana SL (Spain)
DoubleClick Media Europe Limited (British Virgin Islands)

INDIRECT WHOLLY-OWNED SUBSIDIARY OF DOUBLECLICK INC. (DELAWARE)

DoubleClick Email Canada Inc. (Canada)

WHOLLY-OWNED SUBSIDIARY OF PROTAGONA PLC

Protagona Worldwide Limited (United Kingdom)

WHOLLY-OWNED SUBSIDIARY OF ABACUS DIRECT EUROPE B.V.

Abacus Direct (UK) Limited (United Kingdom)

WHOLLY-OWNED SUBSIDIARY OF DOUBLECLICK INTERNATIONAL ASIA HOLDING NV (NETHERLAND ANTILLES)

DoubleClick International Asia BV (Netherlands)

WHOLLY-OWNED SUBSIDIARIES OF DOUBLECLICK INTERNATIONAL ASIA BV (NETHERLANDS)

DoubleClick Korea TechSolutions Limited (Korea)
DoubleClick TechSolutions (Beijing) Co. Limited (China)
DoubleClick Asia Limited (Hong Kong)
DoubleClick Australia Pty. Limited (Australia)

Note: Jurisdiction of incorporation noted in parentheses.